SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2010

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8400 East Crescent Parkway

Suite 600

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ampio Pharmaceuticals, Inc. (the “Company”) files this Amendment No. 1 on Form 8-K/A to provide exhibit 10.3, the Employment Agreement between the Company and Donald B. Wingerter, Jr. described herein under Item 5.02. The full text of the original Form 8-K, as amended, is set forth below.

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2010, the Company issued $430,000 in principal amount of 8% Senior Convertible Unsecured Debentures due January 31, 2011 (the “Debentures”) together with warrants. The Debentures were issued to Michael Macaluso, the Company’s Chairman of the Board, in the principal amount of $230,000, and in the principal amount of $100,000 each to Richard B. Giles and James A. Ludvik. As disclosed in Item 5.02 below, Mr. Giles joined the Company’s Board of Directors on August 11, 2010, and serves as the Chief Financial Officer of Ludvik Electric Co., which is wholly-owned by James A. Ludvik. Mr. Macaluso advanced $30,000 to the Company on August 3, 2010 against issuance of his Debenture, and transferred the remaining $200,000 to the Company on August 16, 2010. Funds paid to the Company by Messrs. Giles and Ludvik were received on August 10, 2010.

The Debentures accrue interest at the rate of 8% per annum. The Debentures are convertible into the Company’s common stock at the lower of (i) $1.75 per share, or (ii) the per-share price at which the Company issues common stock in an underwritten offering (the “Offering”). The conversion price may be adjusted pursuant to the other terms of the Debenture. The Debenture is due and payable at the earlier of one business day after the closing of the Offering or January 31, 2011. The Debenture terms specify that the Company is obligated to obtain an extension of the $400,000 in principal amount of promissory notes previously issued to DMI BioSciences, Inc., a related party, to a due date consistent with the maturity date of the Debentures, and require the Company to obtain a subordination agreement from DMI BioSciences, Inc., such that the Debentures will jointly constitute the senior unsecured indebtedness of the Company.

In conjunction with the issuance of the Debentures, the Company issued Warrants to the purchasers of the Debentures giving them the right to purchase an aggregate of 21,500 shares of the Company’s common stock at an exercise price equal to the price at which the Company sells common stock in the Offering. The warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like.

The Company paid no commission in connection with the sale of the Debentures and the Warrants, and did not engage a placement agent to assist it in the sale of these unregistered securities.

In the event that the Company issues additional debentures on terms that are more favorable to the purchasers than the terms of the Debenture, the Company has agreed that it will ascribe “most favored nation” status to the Debenture holders and will conform the terms of the Debenture such that the terms are as favorable to the initial purchasers as any other debenture issued thereafter until maturity.

From and after an event of default as defined under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum. Events of default include the failure to timely pay principal, material breach of a covenant, representation or warranty, an uncured suspension in trading of the Company’s common stock that remains in effect for specified time periods, the appointment of a receiver or trustee, the filing of a material judgment or bankruptcy, default under other material agreements, and failure to deliver conversion stock or a replacement debenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On August 11, 2010, Bruce G. Miller resigned as a member of the Board of Directors. Mr. Miller remains the Chief Financial Officer of the Company. Mr. Miller’s resignation did not arise from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Miller does not serve on any committees of the Company’s board of directors. A copy of Mr. Miller’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d)(1)-(2) Appointment of New Director

Pursuant to the Bylaws of Ampio Pharmaceuticals, Inc. (the “Company”), the Board of Directors appointed Richard B. Giles to fill the vacancy on the Company’s Board of Directors on August 11, 2010.

There is no arrangement or understanding between Mr. Giles and any other person pursuant to which Mr. Giles was appointed as a director of the Company. Mr. Giles will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s other independent directors. Those arrangements were approved by the Board of Directors as described under (d)(5) below on August 11, 2010.

The Company has not been a party to any transaction in the last fiscal year, and is not a party to any currently proposed transaction, in which Mr. Giles or any of his immediate family members (as such term is defined in Item 404(b)(ii) of Regulation S-K) was or is a participant, or in which Mr. Giles or his immediate family members had or will have a direct or indirect material interest. Set forth below is information that has been furnished by Mr. Giles to the Company.

Richard B. Giles, age 60, currently serves as the Chief Financial Officer of Ludvik Electric Co., an electrical contractor headquartered in Lakewood, Colorado, a position he has held since 1985. Ludvik Electric is a private electrical contractor with 2009 revenues of over $100 million that has completed electrical contracting projects throughout the Western United States, Hawaii, and South Africa. As CFO and Treasurer of Ludvik Electric, Mr. Giles oversees accounting, risk management, financial planning and analysis, financial reporting, regulatory compliance, and tax-related accounting functions. He serves also as the trustee of Ludvik Electric Co.’s 401(k) plan. Prior to joining Ludvik Electric, Mr. Giles was for three years an audit partner with Higgins Meritt & Company, then a Denver, Colorado CPA firm, and during the preceding nine years he was an audit manager and a member of the audit staff of Price Waterhouse, one of the legacy firms which now comprises PricewaterhouseCoopers. While with Price Waterhouse, Mr. Giles participated in a number of public company audits, including one for a leading computer manufacturer. Mr. Giles received a B.S. degree in accounting from the University of Northern Colorado and is a Certified Public Accountant. He is also a member of the American Institute of Certified Public Accountants and the Construction Financial Management Association. Mr. Giles owns beneficially 54,009 shares of the Company’s common stock, and 25,835 shares of DMI BioSciences, Inc., less than 1% of the outstanding shares of DMI BioSciences. The Company executed a letter of intent in April 2010 to acquire DMI BioSciences, which acquisition is currently pending execution of definitive documents.

We intend to enter into our standard form of indemnification agreement with Mr. Giles. The form of indemnification agreement is filed as Exhibit 10.9 to Amendment No. 1 to our Form 8-K, filed with the Securities and Exchange Commission on March 17, 2010.

There are no family relationships between or among the executive officers or directors of the Company, including Mr. Giles. Raphael Bar-Or, a non-executive officer, is the son of David Bar-Or, our chief scientific officer.

(d)(3) Chartering of, and Appointments to, Board Committees

Pursuant to the Company’s Bylaws and contemporaneously with the appointment to the Board of Directors of Richard B. Giles, the Board of Directors authorized the adoption of charters for the Company’s Audit Committee of the Board of Directors, the Compensation Committee of the Board of Directors, and the Nominating and Governance Committee of the Board of Directors. The Company will post the charters for each of these Board committees to the Company’s web site, www.ampiopharma.com, within four business days of the adoption of the charters.

Following the adoption of the foregoing charters for the Audit Committee, Compensation Committee, and the Nominating and Governance Committee, the Board of Directors, the Board of Directors appointed the directors identified below to chair, or to serve as members of, each such committee.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Chair: Richard B. Giles	Chair: Philip H. Coelho	Chair: Philip H. Coelho
Member: Michael Macaluso	Member: Michael Macaluso	Member: Richard B. Giles
Member: Philip H. Coelho	Member: Richard B. Giles

Each of the directors appointed to these Committees meets the definition of “independent director” established by the national securities exchanges and, in the case of the Audit Committee, the standards established by Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, the charters adopted for these committees by the Board of Directors comply with the requirements of the national securities exchanges and such related matters as are required by the federal securities laws. Following Mr. Miller’s resignation from, and the appointment of Mr. Giles to, the Board of Directors, the Company’s Board of Directors is now comprised of a majority of independent directors. Because the Company’s securities are quoted on the OTC Bulletin Board, the Company was not required to charter these Committees or to appoint independent directors to these committees.

(d)(5) Board and Committee Compensation

Contemporaneously with the changes to the membership of the Board of Directors described herein, the Board of Directors adopted and approved compensation arrangements which will apply to members of the Board and each Committee of the Board effective immediately, but which will be determined pro rata based upon time served in the 2010 calendar year by each member of the Board of Directors or the relevant Committee. Such compensation shall accrue until such time as the Company has obtained financing in the amount of $10 million or more, and may be modified subsequently as the Board then determines. Those arrangements are as follows:

1.	Members of the Board will receive:

a.	$20,000 cash retainer for the Chairman, to be paid on January 2 each year.

b.	$10,000 cash retainer for each non-employee director other than the Chairman, to be paid January 2 of each year.

c.	$10,000 restricted stock grant to each director, to be granted on the first trading day of the calendar year.

d.	$1,000 per meeting fee plus reimbursement of expenses for in-person attendance at meetings.

e.	$500 per meeting fee for telephonic or web-based attendance at meetings.

2.	Members of the Audit Committee will receive:

a.	$20,000 cash retainer for the Chairman of the Audit Committee, to be paid on January 2 of each year.

b.	$12,000 cash retainer for each Audit Committee member except the Chairman, to be paid on January 2 of each year.

c.	$2,500 meeting fee for the Chairman of the Audit Committee for each meeting attended in- person.

d.	$1,500 meeting fee for the Chairman of the Audit Committee for each meeting attended telephonically or via the Internet.

e.	$1,500 meeting fee for members of the Audit Committee for each meeting attended in- person.

f.	$1,000 meeting fee for members of the Audit Committee for each meeting attended telephonically or via the Internet.

3.	Members of the Compensation Committee and the Nominating and Governance Committee will each receive (i.e., a separate cash retainer in the noted amount shall be paid to the Chair and members of each committee, and for each meeting of each committee, the meeting fees noted will be payable to each attending Chair or member):

a.	$20,000 cash retainer for the Chairman of each Committee, to be paid on January 2 of each year.

b.	$10,000 cash retainer for each member of each Committee, to be paid on January 2 of each year.

c.	$2,500 meeting fee for the Chairman of each Committee for each meeting attended in- person.

d.	$1,500 meeting fee for the Chairman of each Committee for each meeting attended telephonically or via the Internet.

e.	$1,500 meeting fee for members of each Committee for each meeting attended in- person.

f.	$1,000 meeting fee for members of each Committee for each meeting attended telephonically or via the Internet.

All meeting fees are payable within two weeks of the holding of a meeting, the determination of which will rest with the Chair of the Board or the Chair of the relevant Committee.

In addition to the foregoing, the Compensation Committee of the Board of Directors on August 12, 2010 authorized the grant of incentive stock options to the following members of the Board and executive officers of the Company. The options vested immediately except as noted below, have an exercise price equal to the last quoted price of the Company’s Common Stock on August 11, 2010 ($1.01), and a term of 10 years.

Name	Number of Incentive Stock Options
Philip H. Coelho	220,000
Richard Giles	220,000
Michael Macaluso	220,000
Donald B. Wingerter, Jr.	675,000	[1]
David Bar-Or, M.D.	700,000	[1]
Vaughan Clift	365,000	[1]

(1)	All such options will vest in accordance with vesting schedule contained in Exhibit B to each such officer’s employment agreement dated August 12, 2010, and to be executed August 18, 2010, which are described below.

Following the issuance of these options and another 100,000 options to the Company’s counsel, the Company has no more shares available for issuance under its option plan. The Company anticipates increasing the number of shares reserved under its option plan by an additional 1.0 to 1.5 million shares in the next 30 days by consent of the majority shareholders of the Company, as permitted under the Company’s certificate of incorporation.

(e) Executive Officer Employment Agreements and Compensation

On August 12, 2010, the Company entered into an employment agreement with Donald B. Wingerter, Jr. The Company anticipates entering into employment agreements with David Bar-Or, M.D., and Vaughan Clift, M.D. prior to August 18, 2010. We refer to Messrs. Wingerter, Bar-Or and Clift as the “Officers” or a “Officer”. The Company will file an additional Form 8-K with the executed employment agreements of Drs. Bar-Or and Clift on or before August 18, 2010. The description set forth below represents the Company’s expectations with respect to the terms of such agreements. Under the employment agreements, Messrs. Wingerter, Bar-Or and Clift will serve as Chief Executive Officer, Chief Scientific Officer, and Vice President of Scientific and Clinical Affairs, respectively, of the Company for an initial term ending July 31, 2013. The agreements provide for annual salaries of $145,000 for Mr. Wingerter, $150,000 for Dr. Bar-Or, and $120,000 for Mr. Clift, which will automatically increase to annual salaries of $275,000, $300,000 and $250,000, respectively, following the Company’s receipt of financing in the amount of $10 million or more. The Compensation Committee established the current salary levels to reflect the Company’s presently limited financial resources.

The Officers are each entitled to receive an annual bonus each year that will be determined by the Compensation Committee of the Board of Directors based on individual achievement and company performance objectives established by the Compensation Committee. Included in those objectives for each officer are (i) obtaining a successful phase 2 clinical trial for a drug to treat diabetic retinopathy, (ii) preparation and compliance with a fiscal budget, (iii) the launch of a second clinical trial for an additional product approved by the Board of Directors, and (iv) the sale of intellectual property not selected for clinical trials by the Company at prices, and times, approved by the Board of Directors. The targeted amount of the annual bonus shall be 50% of the base salary paid to each Officer, although the actual bonus may be higher or lower.

The employment agreements provide for an immediate grant of stock options to Mr. Wingerter and Drs. Bar-Or and Clift in the amount of 675,000, 700,000 and 365,000 options, respectively. Each option is exercisable for a period of ten years at an exercise price per share equal to the quoted closing price of the Company’s common stock on August 11, 2010, the day immediately prior to the execution of the employment agreement. The options vest as follows: (i) one-third upon execution of the agreement, (ii) one-third on August 12, 2011, and (iii) one-third on August 12, 2012. The vesting of all options set forth above shall accelerate upon a “change in control” as defined in each agreement.

If the Officer’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement), or a voluntary resignation, or if an Officer terminates his employment for good reason (as defined in the agreement), the Officer in question shall be entitled to receive a lump sum severance payment equal to two times his base salary and of the continued payment of premiums for continuation of the Officer’s health and welfare benefits pursuant to COBRA or otherwise, for a period of two years from the date of termination, subject to earlier discontinuation if the Officer is eligible for comparable coverage from a subsequent employer. All severance payments, less applicable withholding, are subject to the Officer’s execution and delivery of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form acceptable to the Company, and a reaffirmation of the Officer’s continuing obligation under the Propriety Information and Inventions Agreement (or an agreement not so titled, but which pertains to the Officer’s obligations generally, without limitation, to maintain and keep confidential all proprietary and confidential information of the Company, and to assign all inventions made by the Officer to the Company, which inventions are made or conceived during the Officer’s employment).

Mr. Wingerter has served as Chief Executive Officer of the Company since December 2009, and as a member of the Board of Directors since March 2010. Dr. Bar-Or served as Chairman of the Board from April 2009 through May 2010, is continuing to serve as a member of the Board of Directors. He has served as the Company’s Chief Scientific Officer since April 2009. Dr. Clift has served as the Vice President of Scientific and Clinical Affairs since June 2009.

Item 5.05	Code of Business Conduct and Ethics.

On August 14, 2010, the Company’s Board of Directors adopted and approved a Code of Business Conduct and Ethics, effective immediately. The Company will post the Code of Business Conduct and Ethics on its web site, www.ampiopharma.com, within four business days of the adoption of the Code.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

10.1	Form of Senior Convertible Unsecured Debenture, issued by Ampio Pharmaceuticals, Inc. to Michael Macaluso, Richard B. Giles, and James A. Ludvik.*

10.2	Form of Warrant issued by Ampio Pharmaceuticals, Inc. to Michael Macaluso, Richard B. Giles, and James A. Ludvik.*

10.3	Employment Agreement, dated August 12, 2010, by and between Ampio Pharmaceuticals, Inc. and Donald B. Wingerter, Jr.†

99.1	Resignation Letter of Bruce G. Miller as a director.*

†	Filed herewith
*	Previously Filed

This Current Report on Form 8-K, including its Exhibits, may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,”“believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and its Exhibits are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2010 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: August 16, 2010	By:	/s/ Donald B. Wingerter, Jr.
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer